CMA NORTH CAROLINA

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA NORTH CAROLINA MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-149,650,818	312,675,091	156,337,547	305,988,365	6,683,600		312,671,965
	Terry K. Glenn	-149,655,643	312,675,091	156,337,547	305,993,190	6,678,775		312,671,965
	Cynthia A. Montgomery	-149,600,711	312,675,091	156,337,547	305,938,258	6,733,707		312,671,965
	Charles C. Reilly	-149,366,840	312,675,091	156,337,547	305,704,387	6,967,578		312,671,965
	Kevin A. Ryan	-149,454,439	312,675,091	156,337,547	305,791,986	6,879,979		312,671,965
	Roscoe S. Suddarth	-149,454,439	312,675,091	156,337,547	305,791,986	6,879,979		312,671,965
	Richard R. West	-149,650,818	312,675,091	156,337,547	305,988,365	6,683,600		312,671,965
	Edward D. Zinbarg	-149,404,332	312,675,091	156,337,547	305,741,879	6,930,086		312,671,965

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-87,105,556	312,675,091	208,450,061	295,555,617	15,075,472	2,040,876	312,671,965
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-137,772,503	312,675,091	156,337,547	294,110,050	16,575,381	1,986,535	312,671,966
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG